                                                           Exhibit (a)(5)

                         SCUDDER STRATEGIC INCOME TRUST

                Certificate of Amendment of Declaration of Trust

     The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Strategic Income Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated April 8, 1994 as amended (the "Declaration of Trust"), do hereby amend Article I
Section 1 of the Declaration of Trust, as follows:

     The name of the Trust is hereby changed from "Scudder Strategic Income Trust" to "DWS Strategic Income Trust" effective February 6, 2006.

     IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/ John W. Ballantine
-------------------------------------   ----------------------------------------
John W. Ballantine, Trustee             Lewis A. Burnham, Trustee


/s/ Donald L. Dunaway                   /s/ James R. Edgar
-------------------------------------   ----------------------------------------
Donald L. Dunaway, Trustee              James R. Edgar, Trustee


/s/ Paul K. Freeman                     /s/ Robert B. Hoffman
-------------------------------------   ----------------------------------------
Paul K. Freeman, Trustee                Robert B. Hoffman, Trustee


/s/ William McClayton                   /s/ Shirley D. Peterson
-------------------------------------   ----------------------------------------
William McClayton, Trustee              Shirley D. Peterson, Trustee


                                        /s/ Robert H. Wadsworth
-------------------------------------   ----------------------------------------
William N. Shiebler, Trustee            Robert H. Wadsworth, Trustee


/s/ John G. Weithers
-------------------------------------
John G. Weithers, Trustee

Dated as of November 16, 2005

                                                                    Check # 7890

                                 MGL CHAPTER 182

                                  (ILLEGIBLE)

Merge Y         N
R/A   Y _______ N
Cons. Y         N
Pr.Off ________
Tru    ________